Exhibit 31.2

CERTIFICATION

I, Felicia Williams, certify that:

1	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Macy's, Inc.; and

2
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

August 14, 2020	/s/ Felicia Williams
Felicia Williams
Senior Vice President, Controller, Enterprise Risk and Interim Chief Financial Officer